A MARKET VALUATION ANALYSIS OF

Hillcrest Apartments

220 Glenda Drive

Marshalltown, Marshall County, Iowa 50158

Effective Date: October 16, 2012

Report Date: November 9, 2012

Prepared For

Tanya Christensen

WNC & Associates

17782 Sky Park Circle

Irvine, CA 92614-6404

Assignment Code

WNC600V-111

Prepared By

Novogradac & Company LLP

11044 Research Boulevard

Suite 400, Building C

Austin, Texas 78759

512.340.0420

November 9, 2012

Tanya Christensen

WNC & Associates

17782 Sky Park Circle

Irvine, CA 92614-6404

Re:	Appraisal of Hillcrest Apartments
220 Glenda Drive
Marshalltown, Iowa 50158

Dear Ms. Christensen:

We are pleased to present our findings with respect to the value of the above-referenced property, Hillcrest Apartments (“Subject”). As requested we provided the following value estimate of tangible assets, described and defined below:

●      Hypothetical market value “As Is” restricted of the fee simple interest in the property.

Our valuation report is for use by the client and their advisors for internal investment decisions. Neither this report nor any portion thereof may be used for any other purpose or distributed to third parties without the express written consent of Novogradac and Company, LLP (“Novogradac”). This valuation engagement was conducted in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, which standards incorporate the Uniform Standards of Professional Appraisal Practice (USPAP). In accordance with these standards, we have reported our findings herein in an appraisal summary report, as defined by USPAP.

Market value is defined as:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

Ms. Tanya Christensen

WNC & Associates

October 2012

1. Buyer and seller are typically motivated;

2. Both parties are well informed or well advised and acting in what they consider their best interest;

3. A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and,

5. The price represents normal considerations for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.1

This report complies with FIRREA (1989) regulations. It also complies with USPAP, Appraisal Institute, and WNC & Associates guidelines.

The Subject’s estimated hypothetical market value “As Is”, assuming restricted rents, of the fee simple interest in the Subject, free and clear of financing, as of October 16, 2012, is:

NINE HUNDRED SEVENTY THOUSAND DOLLARS

($970,000)

If appropriate, the scope of our work includes an analysis of current and historical operating information provided by management. This unaudited data was not reviewed or compiled in accordance with the American Institute of Certificate Public Accountants (AICPA), and we assume no responsibility for such unaudited statements.

We also used certain forecasted data in our valuation and applied generally accepted valuation procedures base upon economic and market factors to such data and assumptions. We did not examine the forecasted data or the assumptions underlying such data in accordance with the standards prescribed by the AICPA and, accordingly, do not express an opinion or any other form of assurance on the forecasted data and related assumptions. The financial analyses contained in this report are used in the sense contemplated by the Uniform Standards of Professional Appraisal Practice (USPAP).

Furthermore, there will usually be differences between forecasted and actual results because events and circumstances frequently do not occur as expected, and these differences may be material. We assume no responsibility for updating this report due to events and circumstances occurring after the date of inspection.

Our value conclusion was based on general economic conditions as they existed on the date of the analysis and did not include an estimate of the potential impact of any sudden or sharp rise or decline in general economic conditions from that date to the effective date of our report. Events or transactions that may have occurred subsequent to the effective date of our opinion were not considered. We are not responsible for updating or revising this report based on such subsequent

1 - 12 C.F.R. Part 34.42(g); 55 Federal Register 34696, August 24, 1990.

Ms. Tanya Christensen

WNC & Associates

October 2012

events, although we would be pleased to discuss with you the need for revisions that may be occasioned as a result of changes that occur after the valuation date.

We appreciate this opportunity to be of service. Please contact us if you have any comments or questions.

Respectfully submitted,

Brad Weinberg, MAI, CCIM
Partner

John Cole
Principal
Certified General Real Estate Appraiser
Iowa Temporary Practice Permit 12-109

TABLE OF CONTENTS

Executive Summary	2
Factual Description	3
Regional and Local Area Analysis	7
Analysis of the Subject	23
Sub-Market Analysis	14
Income Capitalization Approach	32
Sales Comparison Approach	41
Reconciliation	44

Addenda

Executive Summary

Hillcrest Apartments, Marshalltown, lowa-Appraisal

EXECUTIVE SUMMARY

Property Appraised:	Hillcrest Apartments, the Subject, is an existing LIHTC property consisting of 32 two- and three-bedroom units restricted to households earning 60 percent of AMI, or less. The Subject is located at 220 Glenda Drive in Marshalltown, Iowa. The Subject is comprised of three two-story buildings. The property was constructed in 1995 and is currently in above average condition. According to the rent roll for October 2012, the Subject has an occupancy rate of 100 percent.

Tax Map ID:	According to the Marshall County Appraisal District, the Subject property is identified by the following Parcel ID Number: 11-11-281-010.

Legal Interest Appraised:	The property interest appraised is fee simple subject to any and all encumbrances, if applicable for each value estimate.

Unit Mix and Rents:	The following table summarizes the Subject’s unit mix and current LIHTC rents. The rent roll rents are based on an October 2012 rent roll.

CURRENT RENTS

As illustrated, the Subject’s current rents are well below the maximum allowable levels for all set asides. The rent roll rents are slightly below the current asking rents. However, according to the rent roll, recently signed leases reflect the current asking rents.

Highest and Best Use As If Vacant:	The Subject’s highest and best use “as if vacant” is to hold for future development when market rents rise to the level of cost feasibility. Alternatively, a multifamily rental property would be feasible with gap financing such as tax credits.

Highest and Best Use As Improved:	The Subject is currently operating as a LIHTC rental community in above average condition. The property currently

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generates a positive return, and it is not deemed feasible to tear down to allow for alternative uses. Therefore, the Subject’s Highest and Best Use “As Improved”, is continued use as a LIHTC rental property.

Inspection Date:	The Subject property was inspected on October 16, 2012, which will also serve as the effective date of this appraisal.

Indications of Value

DIRECT CAPITALIZATION ANALYSIS

Marketing Period:	Nine – 12 Months

Exposure Period:	Nine – 12 Months

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Factual Description

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FACTUAL DESCRIPTION

Appraisal Assignment and Valuation Approach

As requested, the appraisers provided a value estimate of the tangible assets, described and defined below:

●     Hypothetical market value “As Is” restricted of the fee simple interest in the property.

The Subject property is an existing age-restricted LIHTC apartment community. In determining the value estimates, the appraisers employed the sales comparison and income capitalization approaches to value. Given the Subject’s investment type, the cost approach is not considered a reliable method of valuation. It is generally not used by participants in the marketplace, and was not developed for the reasons indicated.

The income capitalization approach involves an analysis of the investment characteristics of the property under valuation. The earnings’ potential of the property is carefully estimated and converted into an estimate of the property’s market value. Given the fact the Subject is an income producing property, the income approach is generally the preferred method of valuation.

The sales comparison approach involves a comparison of the appraised property with similar properties that have sold recently. When properties are not directly comparable, sale prices may be broken down into units of comparison, which are then applied to the Subject for an indication of its likely selling price.

Property Identification

The Subject site is located at 220 Glenda Drive, Marshalltown, Iowa. According to the Marshall County Appraisal District, the Subject property is defined by the following Parcel ID Number: 11-11-281-010.

Intended Use and Intended User

WNC & Associates is the client in this engagement. We understand that the client will use this document to assist in internal investment underwriting. Intended users are those transaction participants who are interested parties. Additional intended users include Local General Partners. As our client, WNC & Associates owns this report and permission must be granted from them before another third party can use this document. We assume that by reading this report another third party has accepted the terms of the original engagement letter including scope of work and limitations of liability. We are prepared to modify this document to meet any specific needs of the potential uses under a separate agreement.

Property Interest Appraised

The property interest appraised is fee simple estate subject to any and all encumbrances, if applicable for each value estimate.

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Date of Inspection and Effective Date of Appraisal

Novogradac previously inspected and photographed the Subject on September 28, 2012, which is the effective date of the report. In general, we have prepared this report based on our analysis of current market conditions relative to the Subject.

Scope of the Appraisal

For the purposes of this appraisal, the appraiser visually inspected the Subject and comparable data. Individuals from a variety of city agencies as well as the Subject’s development team were consulted (in person or by phone). Various publications, both governmental (i.e. zoning ordinances) and private (i.e. Multiple List Services publications) were consulted and considered in the course of completing this appraisal.

The scope of this appraisal is limited to the gathering, verification, analysis and reporting of the available pertinent market data. All opinions are unbiased and objective with regard to value. The appraiser made a reasonable effort to collect, screen and process the best available information relevant to the valuation assignment and has not knowingly and/or intentionally withheld pertinent data from comparative analysis. Due to data source limitations and legal constraints (disclosure laws), however, the appraiser does not certify that all data was taken into consideration. Additional scope of work items are discussed in various sections throughout this report.

This appraisal is an analysis of the real estate described and is reported in summary format. The format has been discussed with and determined by Novogradac & Company LLP and the client to be acceptable for their internal underwriting purposes. Another user may find this format less useful. Novogradac & Company LLP can modify the reporting with the permission of the Client for other users.

Market Value Definition

Market value is defined as:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1. Buyer and seller are typically motivated;

2. Both parties are well informed or well advised and acting in what they consider their best interest;

3. A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and,

5. The price represents normal considerations for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.2

2 - 12 C.F.R. Part 34.42(g); 55 Federal Register 34696, August 24, 1990.

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Compliance and Competency Provision

The appraiser is aware of the compliance and competency provisions of USPAP, and within our understanding of those provisions, this report complies with all mandatory requirements, and the authors of this report possess the education, knowledge, technical skills, and practical experience to complete this assignment competently, in conformance with the stated regulations. Moreover, Advisory Opinion 14 acknowledges preparation of appraisals for affordable housing requires knowledge and experience that goes beyond typical residential appraisal competency including understanding the various programs, definitions, and pertinent tax considerations involved in the particular assignment applicable to the location and development. We believe our knowledge and experience in the affordable housing industry meets these supplemental standards.

Unavailability of Information

In general, all information necessary to develop an estimate of value of the subject property was available to the appraisers.

Furniture, Fixtures, and Equipment

Removable fixtures such as kitchen appliances and hot water heaters are considered to be real estate fixtures that are essential to the use and operation of the complex. Supplemental income typically obtained in the operation of an apartment complex is included; which may include minor elements of personal and business property. As immaterial components, no attempt is made to segregate these items.

Ownership and History of Subject

According to the Marshall County Appraisal District, the Subject is currently owned by Hillcrest Heights LP. There have been no transfers in the past five years, and the property is not currently listed for sale.

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Regional and Local Area Analysis

7

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Regional and Local Area Summary

WRIGHT
FRANKLIN
Faulkner
BUTLER
Finchford
Boies
Glasgow
Oakland
Popejoy
Aplington
Parkersburg
New Hartford
Cedar City
Dunkerton
Littleton
Dewar
Canfield
BUCHANAN
Iowa Falls
Ackley
Robertson
Alden
Williams
Blairsburg
Buck Grove
Stout
Sinclair
Cedar Falls
Waterloo
Fredsville
BLACK HAWK
Raymond
Jesup
Raoine
Eagle City
Cleves
Owasa
Buckeye
Steamboat Rock
Berlin
Wellsburg
GRUNDY
Dike
Evansdale
Elk Run Heights
Orange
Gilbertville
Cedar Falls Junction
Vista
Kamrar
HAMILTON
HARDIN
Eldora
Holland
Grundy Center
Zaneta
Hudson
Jubilee
Sherman
Rough Woods Hill
Morrison
Hicks
Voorhies
Eagle Center
Jewell
Ellsworth
Radcliffe
Hubbard
Xenia
Ivester
New Providence
Reinbeck
Blessing
La Porte City
Brandon
Stanhope
Whitten
Lincoln
Dinsdale
Buckingham
Mount Auburn
Randall
Garden City
Union
Iowa
Conrad
Beaman
Mooreville
Rosendale
Griffen
Story City
Illinois Grove
IOWA
Gladbrook
Traer
Dysart
Mackey
Mccallsburg
Zearing
Liscomb
Bangor
Vinton
Garrison
Geneva
St Anthony
Maulsby
Minerva
Green Mountain
Eden
Gilbert
Clemons
Clemons Grove Station
Marietta
Albion
Garwin
TAMA
Clutier
Rogersville
BENTON
Bloomington
Fernald
Rockton
BOONE
Ames
STORY
Marshalltown
Colo
State Center
MARSHALL
Le Grand
Van Horne
Ericson
Nevada
Toledo
Vining
Elberon
Keystone
Napier
Shipley
Malta
Luray
Dillon
Montour
Tama
Newhall
Kelley
Oakwood Station
Melbourne
Haverhill
Ferguson
Potter
Gladstone
Long Point
Irving
Midvale
Iowa Center
Van Cleve
Chelsea
Huxley
Cambridge
Collins
Rhodes
Helena
Blairstown
Luzerne
Slater
Maxwell
Laurel
Gilman
Haven
Belle Plaine
Watkins
Sheldahl
Loring
Clyde
Baxter
Sheridan
Dover
Dayton
Polk City Junction
Alleman
Farrar
Newburg
Koszta
Marengo
Polk City
Elkhart
Mingo
Ira
Hartwick
Andrews
Rushville
Ladora
Upper South Amana
Ankeny
Valeria
Grinnell
POWESHIEK
Camp Dodge
POLK
JASPER
Oakland Acres
Malcom
Brooklyn
Victor
IOWA
Saylorville
Santiago
Lambs Grove
Newton
Kellogg
Bondurant
Colfax
Turner
Johnston
Saylor
Altoona
Mitchellville
Metz
Coal Siding
Murphy
Jacobs
Gonoa Bluff
Guernsey
Williamsburg
West Des Moines
Bouther
Severs
Clive
Des Moines
Prairiebell
Wilson
Kilduff
Ewart
Prairie City
Sully
Lynnville
Montezuma
Deep River
Millersburg
Parnell
Holbrook
Copyright © and (P) 1988–2012 Microsoft Corporation and/or its suppliers. All rights reserved.

ECONOMIC, POPULATION, HOUSEHOLD AND INCOME TRENDS

The following sections will provide a summary of the economic and demographic characteristics within the market area. Data such as population, households and growth patterns will be studied to determine if the Primary Market Area (PMA) and Secondary Market Area (SMA) are areas of growth or contraction. For the purposes of our analysis, the SMA consists of the counties of Marshall, Story, and Tama.

Employment and Unemployment Trends

The following table details employment and unemployment trends for the Secondary Market Area (SMA) from 2001 to July 2012.

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EMPLOYMENT & UNEMPLOYMENT TRENDS (NOT SEASONALLY ADJUSTED)

As seen in the previous table, the employment in the SMA decreased from 2008 to 2010 as a result of the recent national recession; however, job losses in the SMA were much less than those experienced in the nation as a whole. Historically, the unemployment rate in the SMA has been well below the national average. The current unemployment rate of 5.1 percent is significantly below the national average of 8.6 percent. Additionally, the 0.4 percentage point decrease in unemployment and 1.5 percent employment growth in the past 12 months suggests that the local economy is recovering from the recent national recession, although current total employment remains below the pre-recessionary levels.

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Employment by Industry

The following table illustrates employment by industry for the PMA as of 2011.

2011 EMPLOYMENT BY INDUSTRY

The largest sector in the PMA is manufacturing, followed by health care/social assistance, educational services, and retail trade. The healthcare and educational service sectors are generally stable employers and are unlikely to experience large job expansions or contractions that would have a large or sudden effect on the local economy. However, the manufacturing and retail trade industries are more volatile during recessionary periods. The PMA contains a larger percentage of workers employed in industries such as manufacturing, agric/forestry/fishing/hunting, health care/social assistance, educational services, and arts/entertainment/recreation than the nation. Conversely, industries including information, finance/insurance, real estate/rental/leasing, accommodation/food services, and public administration are underrepresented in the PMA when compared to the nation.

Conclusion

Based on the previous analysis, the SMA appears to be recovering from the recent national recession. Over the past 12 months, total employment has increased, and unemployment has decreased. Additionally, the major employers within the county represent a diverse array of relatively stable industries, which has likely insulated the county from a more severe economic downturn, despite the large percentage of workers in the manufacturing industry.

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Demographic Analysis

Primary Market Area

The Subject’s PMA is defined as an area bound by the Marshall County line and State Route 96 to the north, U.S. Highway 63 to the east, the Marshall County line to the south, and U.S. Highway 65 to the west. Supplemental demand would likely originate from outside the PMA. The secondary market area (SMA) for the Subject is considered to be the counties of Marshall, Story, and Tama.

Primary Market Area Map

GRUNDY
BLACK HAWK
HARDIN
Hubbard
Lawn Hill
Gifford
New Providence
Whitten
Union
Garden City
Lincoln
Buckingham
Dinsdale
Conrad
Beaman
Gladbrook
Traer
Illinois Grove
Liscomb
Bangor
Mccallsburg
Zearing
Maulsby
St Anthony
Minerva
Albion
Clemons
Clemons Grove Station
Moningers
Green Mountain
Garwin
Fernald
Marietta
TAMA
IOWA
Rockton
Predonia k
Marshalltown
STORY
Nevada
Colo
State Center
LaMoille
Quarry
14
30
Le Grand
Toledo
Luray
Wolf Lake Addition
Montour
Malta
Dillion
MARSHALL
Potter
Tama
Gladstone
State Center Junction
Haverhill
Pickering
Dunbar
Long Point
Iowa Center
Melbourne
Ferguson
Robison-Whitaker Acres
Van Cleve
Rhodes
Helena
Collins
Maxwell
Laurel
Gilman
Haven
330
Loring
Clyde
Baxter
Sheridan
Newburg
Farrar
POLK
JASPER
POWESHIEK
65
117
Mingo
Ira
Rushville
Green Castle
Grinnell
Valeria
Oakland Acres
Goddard
Kellogg
Brooklyn
63

Copyright © and (P) 1988–2012 Microsoft Corporation and/or its suppliers. All rights reserved.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Demographics

Population

The table below illustrates the population in the PMA, SMA, and nation from 2000 to 2016.

POPULATION

The populations in the PMA and SMA increased slightly from 2000 to 2011, and both are expected to continue to increase through 2016. This growth is considered significant due to the rural nature of the area.

Households

The table below illustrates the number of households in the PMA, MSA, and nation from 2000 to 2016.

Similar to population, the number of households in the PMA and MSA increased slightly from 2000 to 2011. However, households in the PMA are expected to remain stable through 2016, while households in the SMA are projected to increase slightly.

Median Household Income Levels

The table below illustrates the median household incomes in the in the PMA, MSA, and nation from 2000 to 2016.

MEDIAN HOUSEHOLD INCOME

The median household income in the PMA is below the median income in the MSA and the national average. The median household income in the PMA is expected to grow through 2016 at a rate above

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that of the nation, but it will remain below all surveyed areas, which should continue to create demand for affordable housing in the PMA and MSA.

Conclusion

The populations in the PMA and MSA are anticipated to increase through 2016, while the households in the PMA are expected to remain stable. The median household income in the PMA is lower than the MSA and nation, and it will remain below both of these areas through 2016. Thus, demand for affordable housing in the PMA is anticipated to remain relatively strong.

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Analysis of the SubjecT

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Description of the Site

Size:	According to the Marshall County Appraisal District, the total size of the site is approximately 1.82 acres.

Shape:	The Subject is irregular in shape.

Frontage:	The Subject has frontage along Glenda Drive.

Topography:	The site is generally level.

Utilities:	All utilities are provided to the site.

Visibility/Views:	The Subject has good visibility from Glenda Drive. Views are of residential uses and vacant land. Views are considered average.

Access and Traffic Flow:	Access to the site is from Glenda Drive, which is a two-lane dead end street that primarily accesses the Subject. Access and traffic flow is considered average.

Predominant Land Usage:	The Subject is surrounded by single-family homes in average to good condition to the north. To the south and east is vacant land. Farther east are more single-family homes in average to good condition and a hospice care facility. To the west are single-family homes in average to good condition. Commercial and retail uses are concentrated to the west of the Subject along Center Street and north of the Subject along Southridge Road.

Environmental, Soil and Subsoil
Conditions and Drainage:	We were not provided with environmental reports, engineering reports or soil surveys. Therefore, Novogradac assumes there are no recognized environmental conditions that would adversely impact the Subject property. Additionally, Novogradac is not an expert in this field and cannot opine on this issue.

Flood Plain:	According to www.floodinsights.com, the Subject is located in Zone X, an area outside the 100- and 500-year floodplains, based on Community Panel map number 19127C0170C dated November 16, 2011.

Detrimental Influences:	No detrimental influences are known.

Conclusion:	The Subject site is physically capable of supporting a variety of legally permissible uses and is considered a desirable building site for a multifamily property.

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Description of the Improvements

Property Improvements:	.	Hillcrest Apartments, the Subject, is an existing LIHTC development

Unit Mix:		The following table summarizes the Subject’s unit mix and unit sizes based on information from the property manager.

Number of Stories:		The Subject consists of three two-story multifamily buildings.

Unit Layout:		Novogradac inspected representative units and they appear to have a functional layout for the intended use.

Parking:		The Subject offers off-street uncovered parking spaces. We were unable to obtain the number of parking spaces offered at the Subject; however, based on our site inspection, parking appears adequate and market oriented.

Americans With
Disabilities Act 1990:		We assume the property does not have any violations of the Americans with Disabilities Act of 1990.

Quality of Construction:		The Subject appears to have been constructed using average-quality materials in a professional manner.

Condition:		The Subject was constructed in 1995 and appeared to be in above average condition overall at the time of inspection.

Functional Utility:		The Subject property and its units appear market-oriented and functional.

Conclusion:		The Subject is an above average quality 32 unit LIHTC rental community and a marketable product in Marshalltown, Iowa.

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PROPERTY PROFILE REPORT

Hillcrest Apartments

Effective Rent Date	10/09/2012
Location	208, 216, 220 Glenda Drive Marshalltown, IA 50158 Marshal County
Distance	N/A
Units	32
Vacant Units	0
Vacancy Rate	0.0%
Type	Various (2 stories)
Year Built/Renovated	1995 / N/A
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	Sundance
Tenant Characteristics	Tenants tend to be families.
Contact Name	Tina
Phone	641-485-1502

Market Information

Program	@60%
Annual Turnover Rate	19%
Units/Month Absorbed	N/A
HCV Tenants	25%
Leasing Pace	1 week
Annual Chg. in Rent	Increase 5 - 6%
Concession	None

Utilities

A/C	not included -- wall
Cooking	not included -- electric
Water Heat	not included -- electric
Heat	not included -- electric
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
2	2	Garden (2 stories)	24	713	$550	$0	@60%	No	0	0.0%	no	None
3	2	Garden (2 stories)	8	1,260	$600	$0	@60%	no	0	0.0%	no	None

Unit Mix

@60%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
2BR / 2BA	$550	$0	$550	$0	$550
3BR / 2BA	$600	$0	$600	$0	$600

Amenities

In-Unit

Blinds
Carpeting
Dishwasher
Hand Rails
Refrigerator
Washer/Dryer hookup
Cable/Satellite/Internet
Coat Closet
Exterior Storage
Oven
Wall A/C

Security

None

Services

None

Property

Central Laundry
On-Site Management
Off-Street Parking
Playground

Premium

None

Other

None

© Novogradac & Company LLP 2008 - All Rights Reserved.

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Hillcrest Apartments, continued

Trend Report

Vacancy Rates

1Q05	1Q12	2Q12	4Q12
6.2%	0.0%	0.0%	0.0%

Trend: @60%

2BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	4.2%	$460	$0	$460	$460
2012	1	0.0%	$530	$0	$530	$530
2012	2	0.0%	$530	$0	$530	$530
2012	4	0.0%	$550	$0	$550	$550

3BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	12.5%	$520	$0	$520	$520
2012	1	0.0%	$600	$0	$600	$600
2012	2	0.0%	$600	$0	$600	$600
2012	4	0.0%	$600	$0	$600	$600

Trend: Comments

1Q05 Hillcrest Apartments is a LIHTC property offering 32 two and three-bedroom units. The property is rent restricted at the 60 percent AMI level. Currently, the property is 94 percent occupied and turnover is estimated at 18 percent annually. Approximately 75 percent of tenants are families--often single-parent families. Management believes the property is performing well. We previously interviewed this property in May 2003. At that time, the property was 97 percent occupied and turnover was estimated at 19 percent annually. Management also reported that they rarely experience vacancies and attributed the property's vacancies to the slow economy. Rental rates have increased $50 on both unit types since the property was last interview. That translates to a twelve percent increase on two-bedroom units and a ten percent increase on three-bedroom units.

1Q12 Management had no additional comments.

2Q12 N/A

4Q12 The property is comprised of three buildings located at 208, 216 and 220 Glenda Drive.

© Novogradac & Company LLP 2008 - All Rights Reserved.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Neighborhood Description and Analysis

Predominant Land Uses

The Subject is surrounded by single-family homes in average condition to the north. Further north is Holgan Elementary School. To the south and east is agricultural and vacant land. Farther east are more single-family homes in average condition and a hospice care facility. To the west are single-family homes in average condition. Further west is the Marshalltown Town Center shopping mall. Commercial and retail uses are concentrated to the west of the Subject along Center Street and north of the Subject along Southridge Road.

Proximity to Local Services

The following table illustrates the Subject’s proximity to desirable services. Map numbers correspond with the Locational Amenities Map, presented below.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

LOCATIONAL AMENITIES

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Public Transportation

The Marshalltown Municipal Transit provides bus service throughout Marshalltown with five fixed bus routes. General fares are $1.00 for a one way trip. The nearest bus stop is located approximately 0.2 miles from the Subject on Center Street and Southridge Road.

Conclusion

The Subject’s neighborhood appears to be an average location for multifamily use. Most of the desirable locational amenities are located within 2.3 miles of the Subject property. The Subject is a compatible use in a mature neighborhood that has predominantly residential and retail/commercial uses and vacant land.

Zoning Information

According to the Marshall County Zoning Department, the Subject site is currently zoned R-4 (Medium Density Residential District), which allows multifamily development. The R-4 zoning designation allows for a maximum of 17 units per acre and two parking spaces per two-bedroom unit and 2.25 spaces per three-bedroom unit. Based on the Subject’s unit mix, the property should have approximately 66 parking spaces. The Subject site is 1.82 acres and has a density of 17 units per acre. We were unable to obtain the number of parking spaces the property offers; however, based on our site inspection, parking appears adequate and market oriented based on the current tenancy. Based on this information, it is an extraordinary assumption of this report that the Subject is a legal conforming use.

Prospective Zoning Changes

We are unaware of any prospective zoning changes.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Reasonable Assessment and Taxes

The following real estate tax estimate is based upon our interviews with local assessment officials, either in person or via telephone. We do not warrant its accuracy. It is our best understanding of the current system as reported by local authorities. Currently, the assessment of affordable housing properties is a matter of intense debate and there is pending legal action in many jurisdictions. The issue often surrounds how the intangible value or restricted rents are represented. We cannot issue a legal opinion as to how the taxing authority will assess the Subject. We advise the client to obtain legal counsel to provide advice as to the most likely outcome of a possible assessment.

The Subject site is located within the Marshall County real estate taxing jurisdiction. Real estate taxes for a property located in Marshall County are based upon a property’s assessed valuation. Real estate taxes in this county represent ad valorem taxes, meaning a tax applied in proportion to value. According to the county assessor’s office, properties are appraised using the income approach. The real estate taxes to an individual property may be determined by multiplying the assessed value for the property by a composite rate, which is commonly termed a levy established in each taxing district. The tax rate for apartments in Marshall County is $3.534 per $100 of assessed value, and the assessment ratio is 100 percent of the fair market value. Provided below is a summary of the Subject’s current assessment and tax burden.

PROPERTY TAX ESTIMATE - AS IS RESTRICTED

The Subject property does not currently benefit from a tax exemption. The following tax comparables were used to estimate the property taxes for land and improvements (total market value) of the Subject. Some of the tax comparables were utilized as comparables in the supply section of this report.

Comparable Real Estate Assessments

The Subject’s current value of $19,638 per unit is within the range of the comparable multifamily properties in the area and appears reasonable. For the purpose of our valuation we will use the existing data.

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SUB-MARKET ANALYSIS

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Survey of Comparable Projects

Comparable properties are examined on the basis of physical characteristics; i.e., building type, building age/quality, the level of common amenities, absorption rates, and similarity in rent structure. We attempted to compare the Subject to properties from the competing market, in order to provide a picture of the general economic health and available supply in the market.

Description of Property Types Surveyed/Determination of Number of Tax Credit Units

To evaluate the competitive position of the Subject, 681 units in nine market rate and LIHTC properties were surveyed in depth. We have also visited and surveyed other properties that were excluded from the market survey, either because they are not considered comparable to the Subject or they would not participate in the survey. Property managers were interviewed for information on unit mix, sizes, and absorption rates, unit features and project amenities; tenant profiles; and market trends in general.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

HAMILTON
HARDIN
GRUNDY
Beaman
Rosendale
Story City
Illinois Grove
Liscomb
Gladbrook
Roland
Mccallsburg
Zearing
Bangor
Maulsby
Iowa
St Anthony
Minerva
Albion
Green Mountain
Garwin
Zenorsville
Gilbert
Clemons
Clemons Grove Station
Moningers
Marietta
Fernald
Bloomington
Rockton
Predonia k
TAMA
BOONE
Ames
STORY
MARSHALL
Marshalltown
Nevada
Colo
State Center
LaMoille
Quarry
Le Grand
Luray
Wolf Lake Addition
Montour
Napier
Shipley
IOWA
Malta
Dillion
Potter
Kelley
Oakwood Station
State Center Junction
Haverhill
Pickering
Dunbar
Midvale
Iowa Center
Robison-Whitaker Acres
Melbourne
Rhodes
Van Cleve
Ferguson
Cambridge
Collins
Huxley
Maxwell
Slater
Sheldahl
Laurel
Gilman
Loring
Clyde
Baxter
Alleman
Newburg
Polk City Junction
Farrar
Elkhart
Crocker
Ira
Polk City
POLK
Mingo
Rushville
Corydon
Green Castle
Grinnell
Enterprise
Valeria
Oakland Acres
Ankeny
Quilhart
Goddard
JASPER
Kellogg
POWESHIEK
Camp Dodge
Oralabor
Bondurant
Santiago
Lambs Grove
Newton
Turner
Westfield
Carney
Oswalt
White Oak
Saylor
Mitchellville
Colfax
Metz
Coal Siding
Johnston
Berwick
Murphy
Jacobs
Swanwood
Bowsher
Altoona
Severs
Capitol Heights
Wilson
Easton Place
Prairiebell
Killduff
Copyright © and (P) 1988–2012 Microsoft Corporation and/or its suppliers. All rights reserved.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

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Hillcrest Apartments, Marshaltown, lowa-Appraisal

Vacancy Levels

The following table summarizes the vacancy by property in our survey:

The overall vacancy in the market is very low, with an overall average of 1.3 percent. Four of the nine surveyed comparables reported zero percent vacancy. Additionally, two of the affordable comparables reported waiting lists. River Birch and River Oaks, both located in Marshalltown, reported the highest vacancy rates of the LIHTC comparables. However, they have a combined total of only six vacant units. Sundance Apartments, a LIHTC comparable that is also located in Marshalltown, reported no vacancies. The Subject is currently reporting no vacancies, which appears to be typical based on the historical financial information for the Subject. Overall, we anticipate the Subject will maintain a vacancy of approximately three percent or less over a typical investment period.

Achievable LIHTC Rents - As Is

The following tables show rent comparisons for the Subject’s LIHTC units at 60 percent of AMI.

The Subject’s LIHTC rents at 60 percent of AMI are slightly below the average of the comparables. The most similar LIHTC property is Sundance Apartments, which is the most proximate comparable to the Subject. Additionally, it offers a similar age/condition and similar unit types and set asides. The Subject’s two-bedroom units are slightly smaller than those at Sundance Apartments, but the Subject’s three-bedroom units are significantly larger. Sundance Apartments reported achieving rents

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

slightly higher than those at the Subject for both its two-, and three-bedroom units. We believe the Subject could achieve rents similar to this comparable. Additionally, Sundance Apartments reported zero vacancies, indicating that its current rents are well-accepted in the market. Overall, it appears the Subject’s current LIHTC rents are reasonable but slightly low based on the performance of the affordable properties in the area. Thus, we have concluded to $585 and $650 for the Subject’s two- and three-bedroom units at 60 percent of AMI, respectively. We will utilize these achievable LIHTC rents for the purposes of the restricted valuation.

Achievable Market Rents - As Is

The following table shows both rent comparisons and achievable market rents.

The Subject’s LIHTC rents are below the range of the comparables’ market rents and provide a significant advantage. The Subject is most similar to Linn Valley Apartments and Southern Hills Apartments, as both of these comparables are located in Marshalltown. However, the Subject is similar to slightly superior to these comparables in terms of age/condition and overall amenities. Additionally, the Subject offers two bathrooms in its two-bedroom units, which is superior to the two-bedroom units at Linn Valley and the two-bedroom garden units at Southern Hills. Thus, we have concluded to achievable market rents slightly above these two comparables for the Subject’s two-bedroom units. The remaining market rate comparables, Crown Point Apartments and Wessex Apartments, were included in this analysis due to the lack of three-bedroom units within the Subject’s PMA. However, both of these comparables are located in Ames and offer superior locations relative to the Subject. Thus, we believe the Subject could achieve market rents below these comparables for its three-bedroom units. Thus, we have based our estimated achievable three-bedroom market rents on a price per square foot analysis of the Subject’s achievable two-bedroom rents, as well as the bedroom adjustments for the comparables located in Marshalltown. Based on this information, as well as the low vacancy rates reported in the market, we have concluded to $700 for the two-bedroom units and $950 for the three-bedroom units. Thus, the Subject’s LIHTC rents and our estimated achievable LIHTC rents are well supported by the market. We will utilize our achievable LIHTC rents for the purposes of the restricted valuation.

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HIGHEST AND BEST USE ANALYSIS

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Highest and Best Use As If Vacant

Physically Possible

The Subject site contains approximately 1.82 acres and is irregular in shape. The site is not located in a flood plain. It has adequate accessibility, visibility, and frontage. The Subject site is physically capable of supporting a variety of legally permissible uses.

Legally Permissible

As previously discussed, the Subject site is zoned R-4, which allows for multifamily development. The zoning district allows for a maximum of 17 units per acre and based on parking requirements the Subject is required to have 66 parking spaces. The Subject site is currently improved to a density of 17 units per acre, which appears reasonable based on land development pattern in the area.

Financially Feasible

The cost of the land limits those uses that are financially feasible for the site. Any uses of the Subject site that provide a financial return to the land in excess of the cost of the land are those uses that are financially feasible.

The Subject’s feasible uses are restricted to those that are allowed by zoning classifications, and are physically possible. As noted in the zoning section, the Subject site could support multifamily development. Thus, given the Subject’s surrounding land uses and the site’s physical attributes, multifamily residential development is most likely.

Maximally Productive

The previous analysis indicates market development is not feasible in the current market. Market rents do not support feasible construction without additional gap subsidy. Therefore, if available, the maximally productive use of this site as if vacant would be to construct a multifamily rental development using tax credit equity, favorable financing, or some other form of gap subsidy.

Conclusion – Highest and Best Use “As If Vacant”

The Subject’s highest and best use “as if vacant” is to hold for future development when market rents rise to the level of cost feasibility. Alternatively, a multifamily rental property would be feasible with gap financing such as tax credits.

Conclusion – Highest and Best Use “As Improved”

The Subject is currently operating as a LIHTC rental community in above average condition. The property currently generates a positive return, and it is not deemed feasible to tear down to allow for alternative uses. Therefore, the Subject’s Highest and Best Use “As Improved”, is continued use as a LIHTC rental property.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

APPRAISAL METHODOLOGY

We have utilized the income and the sales comparison approaches to value. We do not believe the cost approach is applicable since we do not believe the approach would yield a reliable indication of value for the Subject property based on the age and condition of the Subject. The financial infeasibility of the Subject is an additional factor for eliminating this approach. Moreover, apartment purchasers in the local market do not typically use cost principles in pricing properties. For these reasons, the Cost Approach has not been presented in this report.

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Income Capitalization Approach

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

INCOME CAPITALIZATION APPROACH

Income Analysis

Potential Gross Income

Vacancy and Collection Loss

The Subject currently is reporting zero vacancies, which appears to be typical based on the historical financial information for the Subject. The market analysis indicates high demand for multifamily housing in general as the overall vacancy rate of the comparables is 1.3 percent. Thus, we anticipate the Subject will maintain a vacancy (three percent) and collection (one percent) loss of four percent over a typical investment period as a LIHTC property.

Other Income

Other income at the Subject is generated by vending, forfeited security deposits, late fees, etc. The Subject’s historical income ranges from $40 to $178 per unit. The comparables range from $262 to $807 per unit. The Subject’s historical income is below the range of the comparables. Therefore, we have relied on the historical expenses and projected $100 per unit in other income.

Explanation of Expenses

Typical deductions from the calculated Effective Gross Income fall into three categories on real property: fixed, variable, and non-operating expenses. Historical operating expenses of the comparable properties were relied upon in estimating the Subject’s operating expenses. The comparable data can be found on the following pages.

It is important to note that the projections of income and expenses are based on the basic assumption that the apartment complex will be managed and staffed by competent personnel and that the property will be professionally advertised and aggressively promoted.

Comparable operating expense data was collected from three comparable affordable properties located in the region to serve as a comparison for the Subject’s available historical information.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Taxes

The tax estimates for the valuation scenarios were examined in the real estate assessment section of this report.

Insurance

Historically, the Subject’s expense ranged from $158 to $169 per unit. The comparables range from $6 to $206 per unit. Thus, based on the historical data and the increasing trend, we have concluded to $170 per unit, which is slightly above the historical range but within the range of the comparables.

Utilities

Historically, the Subject’s utility expenses have ranged from $421 to $479 per unit. Comparable operating results indicate a range of $688 to $900 per unit. Due to the fact that properties often vary in terms of utility responsibilities, comparisons are difficult. Thus, we have placed the most significant weight on the historical data. Therefore, we will conclude to $475 per unit, which is within the range of the historical data and within the range of the comparables.

Repairs & Maintenance

Included in this expense are normal items of repair including elevator, roof, painting, decorating, maintenance of public areas, cleaning, etc. Historically, the Subject has reported repairs and maintenance expenses of $1,470 to $1,908 per unit. The comparable properties illustrate a range of $496 to $917 per unit. The Subject’s historical expenses are above the range of the comparables, which is reasonable due to the small size of the Subject. Thus, we have placed the most significant weight on the historical data. Therefore, we will conclude to $1,500 per unit, which is within the range of the historical data.

Payroll

Payroll expenses are directly connected to the administration of the complex, including office, maintenance and management salaries. In addition, employee benefits and employment related taxes are included in the category. Historically, the Subject’s payroll expenses have ranged from $599 to $728 per unit. The comparable properties report a range from $857 to $1,292 per unit. Based on a property the size of the Subject, we believe a part-time manager earning $10,000 per year and a part-time maintenance manager earning $10,000 is reasonable. We have included payroll tax at 12 percent of total salary costs. Therefore, a payroll expense amount of $700 per unit has been calculated for the Subject, which is within the historical expenses but slightly below the range of the comparables.

General Administrative

This category includes all professional fees for items such as legal, accounting, compliance monitoring fees, and marketing. Historically, the general administrative expenses have ranged from $393 to $706 per unit. The comparable expense data ranged from $327 to $484 per unit. The Subject’s historical administrative expenses are at the high end or above the range of the comparables. Thus, we have concluded to $500 per unit for administrative expenses, which is within the range of the historical expenses but slightly above the range of the comparables.

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Management Fees

The typical range for professionally managing an apartment property such as the Subject is 4.0 to 6.0 percent of effective gross rental income, depending upon the size and age of the apartment complex with the latter percentage being charged to smaller or older complexes. This amount will also vary dependent upon what is included in the management task, which some would also classify as administration. Historically, the Subject has reported a management fee of 6.0 percent, which appears reasonable. Therefore, we have applied a management fee of 6.0 percent as a restricted property.

Replacement Reserves

The reserve for replacement allowance is often considered a hidden expense of ownership not normally seen on an expense statement. Reserves must be set aside for future replacement of items such as the roof, HVAC systems, parking area, appliances and other capital items. It is difficult to ascertain market information for replacement reserves, as it is not a common practice in the marketplace for properties of the Subject’s size and investment status. Underwriting requirements for replacement reserve for existing properties typically ranges from $250 to $350 per unit per year. New properties typically charge $200 to $250 for reserves. Based on the condition of the property, we have used an expense of $300 per unit.

Summary

Our conclusion is within the range of the Subject’s historical expenses but slightly above the range of the comparables. Overall, our conclusions appear reasonable.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Direct Capitalization

Market Extraction

The table below summarizes the recent improved sales of comparable properties that were used in our market extraction analysis:

The sales illustrate a range of overall rates from 6.78 percent to 8.25 percent with an average of 7.51 percent. The properties are all stabilized, and appear to represent typical rural market transactions for multifamily market rate properties in the region. All of the comparables offer slightly superior locations relative to the Subject as the Cedar Rapids and Des Moines areas offer superior access to employment, services, and amenities when compared to the Subject’s location. All of the comparable sales were built between 1982 and 2007 and range in condition from average to excellent. The Subject is considered to be inferior to Sale #2 in terms of condition but is considered to be slightly superior to superior to the remaining sales. The Subject offers similar to slightly superior market conditions. Finally, the Subject is smaller than the sales, which indicates a conclusion towards the high end of the range is reasonable. Considering this information and current overall local market and national economic conditions, we have concluded to a capitalization rate of 7.5 percent.

The PwC Survey

Conclusion of Overall Rate Selection

After reviewing the appropriate methods for developing an overall rate, the following ranges of overall capitalization rates are indicated:

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

The following issues impact the determination of a capitalization rate for the Subject:

●	Current market health
●	Existing Competition
●	Local market overall rates
●	Condition of the Subject
●	Location of the Subject
●	National economic conditions

Therefore, we reconciled to a 7.5 percent capitalization rate based primarily upon the market-extracted rates. A summary of the direct capitalization analysis for the scenarios can be found in the following table.

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

Direct Capitalization Technique Year One Operating Statement

Hillcrest Apartments

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Conclusion

The following text summarizes the findings of the previously conducted direct capitalization analysis.

The Subject’s estimated “As Is” hypothetical market value of the real estate assuming restricted rents, via the Income Capitalization Approach, as of October 16, 2012 is:

NINE HUNDRED SEVENTY THOUSAND DOLLARS

($970,000)

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Sales Comparison Approach

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

SALES COMPARISON APPROACH

Sales Map

Brushy
Homer
Kamrar
Buckeye
Steamboat Rock
Wellsburg
Holland
Grundy Center
Lincoln
Hudson
Orange
Vista
Jubilee
BUCHANAN
Quasqueton
WEBSTER
HAMILTON
Sherman
Berlin
Eldora
Zaneta
Hicks
Gilbertville
BLACK HAWK
La Porte City
Rowley
Ellsworth
Radcliffe
HARDIN
Ivester
GRUNDY
Morrison
Voorhies
Eagle Center
Brandon
Stratford
Stanhope
Hubbard
Gifford
Reinbeck
Spencers Grove
Randall
Garden City
New Providence
Whitten
Lincoln
Buckingham
Cheney
Walker
Troy Mills
Rosendale
Illinois Grove
Union
Conrad
Beaman
Dinsdale
Mooreville
Mount Auburn
Urbana
Center Point
Ridgeport
Story City
Mccallsburg
Zearing
Liscomb
Gladbrook
Traer
Dysart
Alburnett
Mackey
Bangor
Maulsby
Vinton
Benton City
Fraser
Zenorsville
Gilbert
Minerva
Albion
Green Mountain
Garrison
Rogersville
Shellsburg
LINN
Boone
Marietta
Garwin
Clutier
Fernald
TAMA
BENTON
Toddville
STORY
State Center
Marshalltown
Palo
Marion
Ames
Nevada
LaMoille
MARSHALL
Le Grand
Cedar Rapids
BOONE
Moingona
Colo
Elberon
Van Horne
Atkins
Shipley
Dillion
Toledo
Luther
Wolf Lake Addition
Vining
Keystone
Newhall
Kelley
Iowa Center
Haverhill
Montour
Tama
Worthington Acres
Green Bay
Rhodes
Melbourne
Ferguson
Irving
Blairstown
Norway
Fairfax
Cambridge
Collins
Chelsea
Madrid
Slater
Laurel
Gilman
Walford
Huxley
Maxwell
Belle Plaine
Watkins
Swisher
Woodward
Alleman
Loring
Clyde
Baxter
Sheridan
Dover
Dayton
Curtis
IOWA
Granger Homesteads
Farrar
Koszta
Amana
Polk City
Elkhart
Mingo
Rushville
Hartwick
Marengo
North Liberty
Corydon
Upper South Amana
Middle Amana
Andrews
Enterprise
Valeria
Grinnell
Ladora
Conroy
Homestead
DALLAS
Kellogg
Ankeny
Bondurant
Lambs Grove
Newton
Malcom
Brooklyn
Victor
Oxford
Tiffin
Saylorville
Grimes
Saylor
Turner
POWESHIEK
IOWA
JOHNSON
Urbandale
Colfax
JASPER
Altoona
Ewart
Guernsey
Williamsburg
Cosgrove
POLK
Severs
Wilson
Clive
Windham
Ivy
Killduff
Waukee
Des Moines
Prairie City
Montezuma
Parnell
Holbrook
Searsboro
West Des Moines
Pleasant Hill
Hastie
Reasnor
Green Center
Vandalia
Sully
Deep River
Millersburg
Sharon Center
Lynnville
Amish
Avon
Avon Lake
Runnells
Monroe
Booneville
Barnes City
North English
Lakewood
Taintor
Carlisle
Ford
Gibson
Wassonville
Cumming
Swan
New Sharon
Kalona
Otley
Union Mills
Keswick
Norwalk
Palmyra
Wellman
McBride
Hartford
Peoria
South English
Kinross
Prole
Coal Creek
Pella
Cordova
Bernina
Lacey
What Cheer
Lexington
Spring Hill
Howell
North Skunk
Martensdale
Pleasantville
Indianapolis
Harper
Keota
Indianola
Ackworth
Tileville
WASHINGTON
MARION
Leighton
MADISON
Sigourney
Wick
WARREN
Knoxville
MAHASKA
St Charles
Donnelley
Washington
KEOKUK
Milo
St Marys
Ottawa
Harvey
Oskaloosa
Rose Hill
Talleyrand
Olivet
Titu
Caloma
Hayesville
Havre
University Park
Tracy
Beacon
East Peru
Melcher
Pershing
Liberty Center
Cool
Wright
Eureka
Rubio
Givin
Fremont
Bauer
Indiana
Attica
Bussey
Nugent
Ollie
Truro
Richland
New Virginia
Lakonta
Cedar
Columbia
Hedrick
Brighton
Hamilton
Lacona
Wayland
Eddyville
Newbern
Bridgeport
Martinsburg
Lovilia
Packwood
Jamison
Pleasant Plain
Liberty
Highland Center
Bluff Creek
Pleasant Corner
Tipperary
Kirkville
LUCAS
CLARKE
Jay
Jacksonville
Williamson
HENRY
Olmitz
MONROE
WAPELLO
Abingdon
JEFFERSON
Frederic
Merrimac
Copyright © and (P) 1988–2012 Microsoft Corporation and/or its suppliers. All rights reserved.

Valuation Analysis

The sales selected for this analysis are summarized in the following table.

NOI/Unit Analysis

The tables below summarize the calculated adjustment factors and the indicated adjusted prices.

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NOI/UNIT ANALYSIS

Value indications via the NOI per unit analysis are summarized on the following page. As previously discussed, the Subject is slightly inferior to the comparables overall due to its location. Therefore, we have concluded to estimates slightly below the average.

Conclusion

Therefore, the Subject’s hypothetical market value “As Is”, as of October 16, 2012, via the sales comparison approach assuming restricted rents, is:

NINE HUNDRED SIXTY THOUSAND DOLLARS

($960,000)

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reconciliation

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Hillcrest Apartments, Marshalltown, lowa-Appraisal

RECONCILIATION

The Subject’s estimated market value “As Is”, assuming restricted rents, of the fee simple interest in the Subject, free and clear of financing, as of October 16, 2012, is:

NINE HUNDRED SEVENTY THOUSAND DOLLARS

($970,000)

Marketing Time Projection:

Marketing Time is defined as the period from the date of initial listing to the settlement date. The projected marketing time for the Subject property “as is” will vary greatly, depending upon the aggressiveness of the marketing agent, the method of marketing, the market that is targeted, interest rates and the availability of credit at the time the property is marketed, the supply and demand of similar properties for sale or having been recently purchased, and the perceived risks at the time it is marketed.

Discussions with area Realtors indicate that a marketing period of not more than twelve months is reasonable for properties such as the Subject. This is supported by data obtained on several of the comparable sales and consistent with information obtained from the PwC. This estimate assumes a strong advertising and marketing program during the marketing period.

Reasonable Exposure Time:

Statement 6, Appraisal Standards to USPAP notes that Reasonable Exposure Time is one of a series of conditions in most market value definitions. Exposure time is always presumed to proceed the effective date of the appraisal.

It is defined as the “estimated length of time the property interests appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.” Based on our read of the market, historical information provided by the PwC Investor Survey and recent sales of apartment product, an exposure time of nine-to-twelve months appears adequate.

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Addendum A

Assumptions and Limiting Conditions, Certification

ASSUMPTIONS AND LIMITING CONDITIONS

1.	In the event that the client provided a legal description, building plans, title policy and/or survey, etc., the appraiser has relied extensively upon such data in the formulation of all analyses.

2.	The legal description as supplied by the client is assumed to be correct and the author assumes no responsibility for legal matters, and renders no opinion of property title, which is assumed to be good and merchantable.

3.	All encumbrances, including mortgages, liens, leases, and servitudes, were disregarded in this valuation unless specified in the report. It was recognized, however, that the typical purchaser would likely take advantage of the best available financing, and the effects of such financing on property value were considered.

4.	All information contained in the report which others furnished was assumed to be true, correct, and reliable. A reasonable effort was made to verify such information, but the author assumes no responsibility for its accuracy.

5.	The report was made assuming responsible ownership and capable management of the property.

6.	The sketches, photographs, and other exhibits in this report are solely for the purpose of assisting the reader in visualizing the property. The author made no property survey, and assumes no liability in connection with such matters. It was also assumed there is no property encroachment or trespass unless noted in the report.

7.	The author of this report assumes no responsibility for hidden or unapparent conditions of the property, subsoil or structures, or the correction of any defects now existing or that may develop in the future. Equipment components were assumed in good working condition unless otherwise stated in this report.

8.	It is assumed that there are no hidden or unapparent conditions for the property, subsoil, or structures, which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering, which may be required to discover such factors.

9.	The investigation made it reasonable to assume, for report purposes, that no insulation or other product banned by the Consumer Product Safety Commission has been introduced into the Subject premises. Visual inspection by the appraiser did not indicate the presence of any hazardous waste. It is suggested the client obtain a professional environmental hazard survey to further define the condition of the Subject soil if they deem necessary.

10.	Any distribution of total property value between land and improvements applies only under the existing or specified program of property utilization. Separate valuations for land and buildings must not be used in conjunction with any other study or appraisal and are invalid if so used.

11.	A valuation estimate for a property is made as of a certain day. Due to the principles of change and anticipation the value estimate is only valid as of the date of valuation. The real estate market is non-static and change and market anticipation is analyzed as of a specific date in time and is only valid as of the specified date.

12.	Possession of the report, or a copy thereof, does not carry with it the right of publication, nor may it be reproduced in whole or in part, in any manner, by any person, without the prior written consent of the author particularly as to value conclusions, the identity of the author or the firm with which he or she is connected. Neither all nor any part of the report, or copy thereof shall be disseminated to the general public by the use of advertising, public relations, news, sales, or other media for public communication without the prior written consent and approval of the appraiser. Nor shall the appraiser, firm, or professional organizations of which the appraiser is a member be identified without written consent of the appraiser.

13.	Disclosure of the contents of this report is governed by the Bylaws and Regulations of the professional appraisal organization with which the appraiser is affiliated: specifically, the Appraisal Institute.

14.	The author of this report is not required to give testimony or attendance in legal or other proceedings relative to this report or to the Subject property unless satisfactory additional arrangements are made prior to the need for such services.

15.	The opinions contained in this report are those of the author and no responsibility is accepted by the author for the results of actions taken by others based on information contained herein.

16.	Opinions of value contained herein are estimates. There is no guarantee, written or implied, that the Subject property will sell or lease for the indicated amounts.

17.	All applicable zoning and use regulations and restrictions are assumed to have been complied with, unless nonconformity has been stated, defined, and considered in the appraisal report.

18.	It is assumed that all required licenses, permits, covenants or other legislative or administrative authority from any local, state, or national governmental or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

19.	On all appraisals, subject to satisfactory completion, repairs, or alterations, the appraisal report and value conclusions are contingent upon completion of the improvements in a workmanlike manner and in a reasonable period of time. A final inspection and value estimate upon the completion of said improvements should be required.

20.	All general codes, ordinances, regulations or statutes affecting the property have been and will be enforced and the property is not subject to flood plain or utility restrictions or moratoriums, except as reported to the appraiser and contained in this report.

21.	The party for whom this report is prepared has reported to the appraiser there are no original existing condition or development plans that would subject this property to the regulations of the Securities and Exchange Commission or similar agencies on the state or local level.

22.	Unless stated otherwise, no percolation tests have been performed on this property. In making the appraisal, it has been assumed the property is capable of passing such tests so as to be developable to its highest and best use, as detailed in this report.

23.	No in-depth inspection was made of existing plumbing (including well and septic), electrical, or heating systems. The appraiser does not warrant the condition or adequacy of such systems.

24.	No in-depth inspection of existing insulation was made. It is specifically assumed no Urea Formaldehyde Foam Insulation (UFFI), or any other product banned or discouraged by the Consumer Product Safety Commission has been introduced into the appraised property. The appraiser reserves the right to review and/or modify this appraisal if said insulation exists on the Subject property.

Acceptance of and/or use of this report constitute acceptance of all assumptions and the above conditions. Estimates presented in this report are not valid for syndication purposes.

CERTIFICATION

The undersigned hereby certify that, to the best of our knowledge and belief:

●	The statements of fact contained in this report are true and correct;

●	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, conclusions, and recommendations;

●	We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest with respect to the parties involved;

●	We have performed no services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment;

●	We have no bias with respect to any property that is the subject of this report or to the parties involved with this assignment;

●	Our engagement in this assignment was not contingent upon developing or reporting predetermined results;

●	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal;

●	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics & Standards of Professional Appraisal Practice of the Appraisal Institute, which include the Uniform Standards of Professional Appraisal Practice;

●	Brett Meinzer has made a personal inspection of the property that is the subject of this report and comparable market data incorporated in this report and are competent to perform such analyses. Brad Weinberg and John Cole oversaw all data collection and reporting in this appraisal.

●	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. As of the date of this report, Brad Weinberg and John Cole have completed the requirements of the continuing education program of the Appraisal Institute.

Brad Weinberg, MAI, CCIM	John Cole
Partner	Principal
Certified General Real Estate Appraiser Iowa Temporary Practice Permit 12-109

Addendum B

Qualifications of Consultants

CURRICULUM VITAE

BRAD E. WEINBERG, MAI, CCIM

I.	Education

University of Maryland, Masters of Science in Accounting & Financial Management
University of Maryland, Bachelors of Arts in Community Planning

II.	Licensing and Professional Affiliations

MAI Member, Appraisal Institute, No. 10790
Certified Investment Member (CCIM), Commercial Investment Real Estate Institute
Member, Urban Land Institute
Member, National Council of Affordable Housing Market Analysts (NCAHMA)

State of Alabama - Certified General Real Estate Appraiser; No. G00628
Washington, D.C. - Certified General Real Estate Appraiser; No. GA10340
State of Florida - Certified General Real Estate Appraiser; No. RZ3249
State of Georgia - Certified General Real Property Appraiser; No. 221179
State of Maryland - Certified General Real Estate Appraiser; No. 6048
State of New Jersey - Certified General Real Estate Appraiser; No. 42RG00224900
State of Ohio - Certified General Real Estate Appraiser; No. 2006007302
State of South Carolina - Certified General Real Estate Appraiser; No. 4566

III.	Professional Experience

Partner, Novogradac & Company LLP
President, Capital Realty Advisors, Inc.
Vice President, The Community Partners Realty Advisory Services Group, LLC
President. Weinberg Group. Real Estate Valuation & Consulting
Manager, Emst & Young LLP. Real Estate Valuation Services
Senior Appraiser, Joseph J. Blake and Associates
Senior Analyst, Chevy Chase F.S.B.
Fee Appraiser, Campanella & Company

IV.	Professional Training

Appraisal Institute Coursework and Seminars Completed for MAI Designation and Continuing Education Requirements

Commercial Investment Real Estate Institute (CIREI) Coursework and Seminars Completed for CCIM Designation and Continuing Education Requirements

V.	Speaking Engagements and Authorship

Numerous speaking engagements at Affordable Housing Conferences throughout the Country

Participated in several industry forums regarding the Military Housing Privatization Initiative

Brad E. Weinberg

Qualifications

Authored “New Legislation Emphasizes Importance of Market Studies in Allocation

Process,” Affordable Housing Finance, March 2001

VI.		Real Estate Assignments

A representative sample of Due Diligence, Consulting or Valuation Engagements includes:

	●	On a national basis, conduct market studies and appraisals for proposed Low-Income Housing Tax Credit properties. Analysis includes preliminary property screenings, market analysis, comparable rent surveys, demand analysis based on the number of income qualified renters in each market, supply analysis and operating expense analysis to determine appropriate cost estimates.

	●	On a national basis, conduct market studies and appraisals of proposed new construction and existing properties under the HUD Multifamily Accelerated Processing program. This includes projects under the 221(d)3, 221(d)4, 223(f), and 232 programs.

	●	Developed a Flat Rent Model for the Trenton Housing Authority. Along with teaming partner, Quadel Consulting Corporation, completed a public housing rent comparability study to determine whether the flat rent structure for public housing units is reasonable in comparison to similar, market-rate units. THA also requested a flat rent schedule and system for updating its flat rents. According to 24 CFR 960.253, public housing authorities (PHAs) are required to establish flat rents, in order to provide residents a choice between paying a “flat” rent, or an “income-based” rent. The flat rent is based on the “market rent”, defined as the rent charged for a comparable unit in the private, unassisted market at which a PHA could lease the public housing unit after preparation for occupancy. Based upon the data collected, the consultant will develop an appropriate flat rent schedule, complete with supporting documentation outlining the methodology for determining and applying the rents. We developed a system that THA can implement to update the flat rent schedule on an annual basis.

	●	As part of an Air Force Privatization Support Contractor team (PSC) to assist the Air Force in its privatization efforts. Participation has included developing and analyzing housing privatization concepts, preparing the Request for Proposal (RFP), soliciting industry interest and responses to housing privatization RFP, Evaluating RFP responses, and recommending the private sector entity to the Air Force whose proposal brings best value to the Air Force. Mr. Weinberg has participated on numerous initiatives and was the project manager for Shaw AFB and Lackland AFB Phase II.

	●	Conducted housing market analyses for the U.S. Army in preparation for the privatization of military housing. This is a teaming effort with Parsons Corporation. These analyses were done for the purpose of determining whether housing deficits or surpluses exist at specific installations. Assignment included local market analysis, consultation with installation housing personnel and local government agencies, rent surveys, housing data collection, and analysis, and the preparation of final reports.

	●	Developed a model for the Highland Company and the Department of the Navy to test feasibility of developing bachelor quarters using public-private partnerships. The model was developed to test various levels of government and private sector participation and contribution. The model was used in conjunction with the market analysis of two test sites to determine the versatility of the proposed development model. The analysis included an analysis of development costs associated with both MILCON and private sector standards as well as the potential market appeal of the MILSPECS to potential private sector occupants.

 STATEMENT OF PROFESSIONAL QUALIFICATIONS

JOHN D. COLE

I. EDUCATION

University of Texas - Austin, Texas (1999)
Master of Business Administration - Finance Concentration, Real Estate Specialization

California Polytechnic State University - San Luis Obispo, California (1992) Bachelor of Science in Civil/Environmental Engineering

II. LICENSING AND PROFESSIONAL AFFILIATION

Associate Member of the Appraisal Institute
Certified General Real Estate Appraiser - State of Texas (1335358-G)
Certified General Real Estate Appraiser - State of Louisiana (G2092)
Certified General Real Estate Appraiser - State of Mississippi (GA-857)
Certified General Real Estate Appraiser - State of New Mexico (03183-G)

III. PROFESSIONAL TRAINING

National USPAP (15 hours) - Appraisal Institute
Appraisal Procedures (40 hours) - Appraisal Institute Course #120
Appraisal Principals (30 hours)
Business Practices and Ethics (7 hours)
Basic Income Capitalization (40 hours) - Appraisal Institute Course #310
General Sales Comparison Approach (30 hours) - Appraisal Institute Course #401
Advanced Income Capitalization (40 hours) - Appraisal Institute Course #510
Advanced Sales Comparison and Cost Approaches (40 hours) - Appraisal Institute Course #530

IV. PROFESSIONAL EXPERIENCE

Novogradac & Company LLP, Principal (2002 to Present)
NAI/Commercial Industrial Properties Company, Director of Operations (1999 to 2001)
Asset Recovery Fund, Financial Analyst Internship (1998 to 1999)
Stratus Properties, Market Research Analyst Internship (1997 to 1998)
Dames & Moore (URS Corporation), Project Manager and Engineer (1992 to 1997)

V. REAL ESTATE ASSIGMENTS

A representative sample of due diligence, consulting or valuation assignments includes:

●	Managed and conducted more than 200 market and feasibility studies for multifamily and student housing on a national basis. Special concentration in Section 42 Low Income Housing Tax Credit (LIHTC) Properties. Local housing authorities, developers, syndicators and lenders have utilized these studies to assist in the financial underwriting and design of these properties. Expertise in evaluating unit mix, estimating demand, analyzing rental rates, selecting competitive properties and assessing overall market feasibility.

John D. Cole

Qualifications

●	Managed and conducted approximately 300 appraisals of multifamily housing developments (primarily L1HTC properties). Appraisal assignments have typically involved determining the as is, as if complete, and as if complete and stabilized values. Additionally, encumbered and unencumbered values were typically derived. The three traditional approaches to value are developed with special methodologies included to value tax credit equity, below market financing and PILOT agreements.

●	Performed market studies and appraisal of proposed new construction and existing properties under the HUD Multifamily Accelerated Processing (MAP) program. These assignments meet the requirements outlined in HUD Handbook 4465.1 and Chapter 7 of the HUD MAP Guide for 221(d)4 and 223(0 programs.

●	Completed more than 25 rent comparability studies in accordance with HUD Notice H 00-12 for various property owners and local housing authorities. These properties were typically undergoing recertification under HUD’s Mark to Market Program.

●	Managed and conducted appraisals on approximately 50 existing and proposed U.S. Department of Agriculture (USDA) Rural Development properties. The assignments were performed in compliance with USDA underwriting guidelines, in accordance with USDA Handbook 3560, Chapter 7 regulations.

Addendum C

Subject Photos

View of Subject	View of Subject

View of Subject	View of Subject’s Townhome Building

View of Subject’s Townhome Building	View of Subject’s Townhome Building

View of Subject’s Townhome Building	View of Subject

View of Subject’s Picnic Area	View of Subject’s Mailboxes

View of Subject’s Playground	Typical Central Laundry Facility

View of Woodland Creek (For Sale Townhomes), Located North of the Subject	Duplex Unit Located Northeast of the Subject

Rowhomes Located Northeast of the Subject	Duplex Unit Located Northeast of the Subject

View of Iowa River Hospice Located East of the Subject	View of Retail Located East of the Subject

View of Hogan Elementary School Located North of the Subject	View of Retail Located East of the Subject

View of Car Wash Located Northeast of the Subject	View of Laundry Mat Located Northeast of the Subject

Single-family Home Located Within the Subject’s Neighborhood	Single-family Home Located Within the Subject’s Neighborhood

Single-family Home Located Within the Subject’s Neighborhood	Single-family Home Located Within the Subject’s Neighborhood

View Facing South of the Subject	Street View Facing West Along Glenda Drive

View Facing East Along Glenda Drive	View Facing East Along Glenda Drive at the Glenda Drive/S. 2nd Avenue Intersection

Street View Facing East Along E. Southridge Road at the s. 3rd Avenue/E. Southridge Road Intersection	Street View Facing West Along E. Southridge Road at the s. 3rd Avenue/E. Southridge Road Intersection

View into Living Room – Typical Three-bedroom Townhouse Unit	View of Kitchen – Typical Three-bedroom Townhouse Unit

View of Second Entry – Typical Three-bedroom Townhouse Unit	View of Washer/Dryer Area – Typical Three-bedroom Townhouse Unit

View of Living Room – Typical Three-bedroom Townhouse Unit	View Into Bedroom – Typical Three-bedroom Townhouse Unit

View Within Bedroom – Typical Three-bedroom Townhouse Unit	View Into Bedroom – Typical Three-bedroom Townhouse Unit

View Within Bedroom – Typical Three-bedroom Townhouse Unit	View Into Bedroom – Typical Three-bedroom Townhouse Unit

View Within Bedroom – Typical Three-bedroom Townhouse Unit	View of Typical Bathroom– Typical Three-bedroom Townhouse Unit

View of Hallway – Typical Three-bedroom Townhouse Unit	View of Dining Area/Kitchen – Typical Two-bedroom Unit

Typical Kitchen – Typical Two-bedroom Unit	View of Dining Area and Entryway – Typical Two-bedroom Unit

View of Typical Living Room – Typical Two-bedroom Unit	View into Bedroom – Typical Two-bedroom Unit

View within Bedroom – Typical Two-bedroom Unit	View of Bathroom – Typical Two-bedroom Unit

View into Second Bedroom – Typical Two-bedroom Unit	View Within Second Bathroom

Addendum D

Property Profiles

PROPERTY PROFILE REPORT

Hillcrest Apartments

Effective Rent Date	10/09/2012
Location	208, 216, 220 Glenda Drive Marshalltown, IA 50158 Marshal County
Distance	N/A
Units	32
Vacant Units	0
Vacancy Rate	0.0%
Type	Various (2 stories)
Year Built/Renovated	1995 / N/A
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	Sundance
Tenant Characteristics	Tenants tend to be families.
Contact Name	Tina
Phone	641-485-1502

Market Information

Program	@60%
Annual Turnover Rate	19%
Units/Month Absorbed	N/A
HCV Tenants	25%
Leasing Pace	1 week
Annual Chg. in Rent	Increase 5 - 6%
Concession	None

Utilities

A/C	not included -- wall
Cooking	not included -- electric
Water Heat	not included -- electric
Heat	not included -- electric
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
2	2	Garden (2 stories)	24	713	$550	$0	@60%	No	0	0.0%	no	None
3	2	Garden (2 stories)	8	1,260	$600	$0	@60%	no	0	0.0%	no	None

Unit Mix

@60%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
2BR / 2BA	$550	$0	$550	$0	$550
3BR / 2BA	$600	$0	$600	$0	$600

Amenities

In-Unit

Blinds
Carpeting
Dishwasher
Hand Rails
Refrigerator
Washer/Dryer hookup
Cable/Satellite/Internet
Coat Closet
Exterior Storage
Oven
Wall A/C

Security

None

Services

None

Property

Central Laundry
On-Site Management
Off-Street Parking
Playground

Premium

None

Other

None

© Novogradac & Company LLP 2008 - All Rights Reserved.

Hillcrest Apartments, continued

Comments

The property is comprised of three buildings located at 208, 216 and 220 Glenda Drive.

© Novogradac & Company LLP 2008 - All Rights Reserved.

Hillcrest Apartments, continued

Trend Report

Vacancy Rates

1Q05	1Q12	2Q12	4Q12
6.2%	0.0%	0.0%	0.0%

Trend: @60%

2BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	4.2%	$460	$0	$460	$460
2012	1	0.0%	$530	$0	$530	$530
2012	2	0.0%	$530	$0	$530	$530
2012	4	0.0%	$550	$0	$550	$550

3BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	12.5%	$520	$0	$520	$520
2012	1	0.0%	$600	$0	$600	$600
2012	2	0.0%	$600	$0	$600	$600
2012	4	0.0%	$600	$0	$600	$600

Trend: Comments

1Q05 Hillcrest Apartments is a LIHTC property offering 32 two and three-bedroom units. The property is rent restricted at the 60 percent AMI level. Currently, the property is 94 percent occupied and turnover is estimated at 18 percent annually. Approximately 75 percent of tenants are families--often single-parent families. Management believes the property is performing well. We previously interviewed this property in May 2003. At that time, the property was 97 percent occupied and turnover was estimated at 19 percent annually. Management also reported that they rarely experience vacancies and attributed the property's vacancies to the slow economy. Rental rates have increased $50 on both unit types since the property was last interview. That translates to a twelve percent increase on two-bedroom units and a ten percent increase on three-bedroom units.

1Q12 Management had no additional comments.

2Q12 N/A

4Q12 The property is comprised of three buildings located at 208, 216 and 220 Glenda Drive.

© Novogradac & Company LLP 2008 - All Rights Reserved.

PROPERTY PROFILE REPORT

Meadow Wood Of Ames

Effective Rent Date	**10/30/2012**
Location	4350 Maricopa Drive Ames, IA 50010 Story County
Distance	39 miles
Units	40
Vacant Units	0
Vacancy Rate	0.0%
Type	Townhouse (2 stories)
Year Built/Renovated	1994 / N/A
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	Laverne Apts
Tenant Characteristics	Mostly families and couples from Ames
Contact Name	Amanda
Phone	515-268-9999

Market Information

Program	@60%
Annual Turnover Rate	30%
Units/Month Absorbed	N/A
HCV Tenants	20%
Leasing Pace	1-3 weeks
Annual Chg. in Rent	None
Concession	None

Utilities

A/C	not included -- central
Cooking	not included -- electric
Water Heat	not included -- electric
Heat	not included -- electric
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
2	1	Townhouse (2 stories)	8	861	$605	$0	@60%	Yes	0	0.0%	no	None
2	1.5	Townhouse (2 stories)	8	865	$655	$0	@60%	Yes	0	0.0%	no	None
3	1.5	Townhouse (2 stories)	16	1,120	$755	$0	@60%	Yes	0	0.0%	no	None
3	1.5	Townhouse (2 stories)	8	1,333	$795	$0	@60%	Yes	0	0.0%	no	None

Unit Mix

@60%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
2BR / 1BA	$605	$0	$605	$0	$605
2BR / 1.5BA	$655	$0	$655	$0	$655
3BR / 1.5BA	$755 - $795	$0	$755 - $795	$0	$755 - $795

© Novogradac & Company LLP 2008 - All Rights Reserved.

Meadow Wood Of Ames, continued

Amenities

In-Unit		Security	Services
Balcony/Patio	Blinds	None	None
Carpeting	Central A/C		
Coat Closet	Dishwasher		
Exterior Storage	Ceiling Fan		
Garbage Disposal	Microwave		
Oven	Refrigerator		

Property		Premium	Other
Basketball Court	Garage	None	None
Central Laundry	Off-Street Parking		
On-Site Management	Picnic Area		
Playground			

Comments

There are approximately 15 households on the waiting list.

© Novogradac & Company LLP 2008 - All Rights Reserved.

Meadow Wood Of Ames, continued

Trend Report

Vacancy Rates

1Q12	3Q12	4Q12
0.0%	0.0%	0.0%

Trend: @60%

2BR / 1.5BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	0.0%	$635	$0	$635	$635
2012	3	0.0%	$635	$0	$635	$635
2012	4	0.0%	$655	$0	$655	$655

2BR / 1BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	0.0%	$590	$0	$590	$590
2012	3	0.0%	$590	$0	$590	$590
2012	4	0.0%	$605	$0	$605	$605

3BR / 1.5BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	0.0%	$745 - $785	$0	$745 - $785	$745 - $785
2012	3	0.0%	$745 - $785	$0	$745 - $785	$745 - $785
2012	4	0.0%	$755 - $795	$0	$755 - $795	$755 - $795

Trend: Comments

1Q12	There are 22 households on the waiting list.
3Q12	There are approximately 15 households on the waiting list.
4Q12	N/A

© Novogradac & Company LLP 2008 - All Rights Reserved.

PROPERTY PROFILE REPORT

River Birch Apartments

Effective Rent Date	10/29/2012
Location	1601 Marion Street Marshalltown, IA 50158 Marshall County
Distance	2.7 miles
Units	20
Vacant Units	2
Vacancy Rate	10.0%
Type	Townhouse
Year Built/Renovated	2003 / N/A
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	River Oaks (sister property)
Tenant Characteristics	Families with children, many single-income families
Contact Name	Betsy
Phone	641.753.3663

Market Information

Program	@40%, @60%
Annual Turnover Rate	25%
Units/Month Absorbed	2
HCV Tenants	0%
Leasing Pace	1 to 2 weeks
Annual Chg. in Rent	None
Concession	Reduced deposits

Utilities

A/C	not included -- central
Cooking	not included -- electric
Water Heat	not included -- gas
Heat	not included -- gas
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
3	1.5	Townhouse	14	958	$525	$0	@40%	No	1	7.1%	N/A	None
3	1.5	Townhouse	2	958	$585	$0	@60%	No	0	0.0%	N/A	None
4	2	Townhouse	2	1,322	$575	$0	@40%	No	0	0.0%	N/A	None
4	2	Townhouse	2	1,322	$640	$0	@60%	No	1	50.0%	N/A	None

Unit Mix

@40%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
3BR / 1.5BA	$525	$0	$525	$0	$525
4BR / 2BA	$575	$0	$575	$0	$575

@60%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
3BR / 1.5BA	$585	$0	$585	$0	$585
4BR / 2BA	$640	$0	$640	$0	$640

Amenities

In-Unit

Blinds
Dishwasher
Oven
Washer/Dryer hookup
Central A/C
Garbage Disposal
Refrigerator

Security

Intercom (Buzzer)

Services

None

Property

Clubhouse/Meeting
Central Laundry
Playground
Garage
Off-Street Parking

Premium

None

Other

None

© Novogradac & Company LLP 2008 - All Rights Reserved.

River Birch Apartments, continued

Comments

The contact reported both vacant units have applications pending approval. Both River Birch and its sister property River Oaks accept Housing Vouchers but none are utilized at this time.

© Novogradac & Company LLP 2008 - All Rights Reserved.

River Birch Apartments, continued

Trend Report

Vacancy Rates

1Q05	4Q12
0.0%	10.0%

Trend: @40%

3BR / 1.5BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	0.0%	$454	$0	$454	$454
2012	4	7.1%	$525	$0	$525	$525

4BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	0.0%	$498	$0	$498	$498
2012	4	0.0%	$575	$0	$575	$575

Trend: @60%

3BR / 1.5BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	0.0%	$473	$0	$473	$473
2012	4	0.0%	$585	$0	$585	$585

4BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	0.0%	$515	$0	$515	$515
2012	4	50.0%	$640	$0	$640	$640

Trend: Comments

1Q05 River Birch is a three- and four bedroom townhouse complex offering rents at 40 and 60 percent AMI levels. It is adjacent to River Oaks townhouses, which shares the same unit mix and rent structure. River Birch opened in September 2003 and was fully occupied by August 2004. The originial site manager passed away, and initial leasing was delayed until a new manager began in November of 2003. The property maintains a short waiting list of two to eight households. Tenants are largely from Marshalltown and are families, many with single-incomes. The property is located on the edge of Marshalltown, near local parks, yet is easily accessible from downtown and local roads.

4Q12 The contact reported both vacant units have applications pending approval. Both River Birch and its sister property River Oaks accept Housing Vouchers but none are utilized at this time.

© Novogradac & Company LLP 2008 - All Rights Reserved.

PROPERTY PROFILE REPORT

River Oaks Apartments

Effective Rent Date	10/29/2012
Location	1509 Marion Street Marshalltown, IA 50158 Marshall County
Distance	2.7 miles
Units	26
Vacant Units	4
Vacancy Rate	15.4%
Type	Townhouse
Year Built/Renovated	2001 / N/A
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	River Birch (sister property)
Tenant Characteristics	Many young families, single working mothers with children
Contact Name	Betsy
Phone	641.753.3663

Market Information

Program	@40%, @60%
Annual Turnover Rate	25%
Units/Month Absorbed	n/a
HCV Tenants	0%
Leasing Pace	1 month
Annual Chg. in Rent	None
Concession	$600 off the 1st month's rent

Utilities

A/C	not included -- central
Cooking	not included -- electric
Water Heat	not included -- gas
Heat	not included -- gas
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
3	1.5	Townhouse	3	931	$525	$50	@40%	No	1	33.3%	N/A	None
3	1.5	Townhouse	19	931	$585	$50	@60%	No	2	10.5%	N/A	None
4	2	Townhouse	2	1,322	$575	$50	@40%	No	0	0.0%	N/A	None
4	2	Townhouse	2	1,322	$640	$50	@60%	No	1	50.0%	N/A	None

Unit Mix

@40%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
3BR / 1.5BA	$525	$50	$475	$0	$475
4BR / 2BA	$575	$50	$525	$0	$525

@60%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
3BR / 1.5BA	$585	$50	$535	$0	$535
4BR / 2BA	$640	$50	$590	$0	$590

Amenities

In-Unit

Balcony/Patio
Carpeting
Coat Closet
Garbage Disposal
Refrigerator
Washer/Dryer hookup
Blinds
Central A/C
Dishwasher
Oven
Walk-In Closet

Security

Intercom (Buzzer)

Services

None

Property

Clubhouse/Meeting
Central Laundry
On-Site Management
Garage
Off-Street Parking
Playground

Premium

None

Other

None

© Novogradac & Company LLP 2008 - All Rights Reserved.

River Oaks Apartments, continued

Comments

The contact reported there were two evictions and two move outs in the past two weeks which has caused the vacancy rate to be higher than normal. A concession is currently offered to try and fill the units faster.

© Novogradac & Company LLP 2008 - All Rights Reserved.

River Oaks Apartments, continued

Trend Report

Vacancy Rates

1Q05	4Q12
15.4%	15.4%

Trend: @40%

3BR / 1.5BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	33.3%	$474	$0	$474	$474
2012	4	33.3%	$525	$50	$475	$475

4BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	50.0%	$522	$0	$522	$522
2012	4	0.0%	$575	$50	$525	$525

Trend: @60%

3BR / 1.5BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	5.3%	$517	$0	$517	$517
2012	4	10.5%	$585	$50	$535	$535

4BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	50.0%	$565	$0	$565	$565
2012	4	50.0%	$640	$50	$590	$590

Trend: Comments

1Q05 River Oaks is a LIHTC property offering three- and four-bedroom townhouses at 40 and 60 percent AMI. The property is adjacent to River Birch Townhouses, which offers the same unit types and rent structure. River Oaks was built in 2001 and is currently 85 percent occupied. However, there are only four vacancies. The manager maintains a waiting list that usually oscillates between two and eight applicants. River Birch and River Oaks share the same property management team and community amenities. The property manager explained that they have focused on filling River Birch, and, as that has become fully occupied, they are now transitioning to focus on River Oaks. The waiting list should help to fill vacancies. Tenancy at the property is families, many with single-incomes. The property is in excellent condition and is located near parks and single-family homes. Local amenities are within two miles of the property.

4Q12 The contact reported there were two evictions and two move outs in the past two weeks which has caused the vacancy rate to be higher than normal. A concession is currently offered to try and fill the units faster.

© Novogradac & Company LLP 2008 - All Rights Reserved.

PROPERTY PROFILE REPORT

Sundance Apartments

Effective Rent Date	**10/31/2012**
Location	1407 South 7th Ave Marshalltown, IA 50158 Marshall County
Distance	0.9 miles
Units	32
Vacant Units	0
Vacancy Rate	0.0%
Type	Garden (2 stories)
Year Built/Renovated	1999 / N/A
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	Hillcrest
Tenant Characteristics	Tenants tend to be families from the local area.
Contact Name	Tina
Phone	641-753-1110

Market Information

Program	@60%
Annual Turnover Rate	30%
Units/Month Absorbed	N/A
HCV Tenants	25%
Leasing Pace	1-2 weeks
Annual Chg. in Rent	None
Concession	None

Utilities

A/C	not included -- central
Cooking	not included -- electric
Water Heat	not included -- electric
Heat	not included -- electric
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
2	2	Garden (2 stories)	24	856	$599	$0	@60%	No	0	0.0%	no	None
3	2	Garden (2 stories)	8	936	$649	$0	@60%	No	0	0.0%	no	None

Unit Mix

@60%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
2BR / 2BA	$599	$0	$599	$0	$599
3BR / 2BA	$649	$0	$649	$0	$649

Amenities

In-Unit

Balcony/Patio
Carpeting
Dishwasher
Oven
Walk-In Closet
Blinds
Central A/C
Garbage Disposal
Refrigerator
Washer/Dryer

Security

Intercom (Buzzer)
Patrol

Services

None

Property

Central Laundry
On-Site Management
Playground
Off-Street Parking
Picnic Area

Premium

None

Other

None

© Novogradac & Company LLP 2008 - All Rights Reserved.

Sundance Apartments, continued

Comments

Management had no additional comments.

© Novogradac & Company LLP 2008 - All Rights Reserved.

Sundance Apartments, continued

Trend Report

Vacancy Rates

1Q05	1Q12	2Q12	4Q12
6.2%	0.0%	0.0%	0.0%

Trend: @60%

2BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	4.2%	$480	$0	$480	$480
2012	1	0.0%	$599	$0	$599	$599
2012	2	0.0%	$599	$0	$599	$599
2012	4	0.0%	$599	$0	$599	$599

3BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	12.5%	$530	$0	$530	$530
2012	1	0.0%	$649	$0	$649	$649
2012	2	0.0%	$649	$0	$649	$649
2012	4	0.0%	$649	$0	$649	$649

Trend: Comments

1Q05 Sundance Apartments is a LIHTC rate property offering 32 two and three-bedroom units. The property is rent restricted at the 60 percent AMI level. Currently, the property is 94 percent occupied and turnover is estimated at 30 percent annually. The property does have some Section 8 voucher tenants; however the representative we spoke with was unsure of an exact figure. Tenants tend to originate from the local area, and approximately 75 percent of residents are families. Management rated the market as fair and noted that in the past 100 percent occupancy was normal for the property. We previously interviewed this property in May 2003. At that time, the property was fully occupied and turnover was estimated at 38 percent annually. The property maintains a waiting list approximately ten households in length. Rental rates had reportedly just increased fro six to seven percent on both unit types. Management reported that there had been an increase in turnover due in part to a new apartment completion of River Oaks, which has larger bedroom types. Rental rates have not changed since the property was last interviewed.

1Q12 Management had no additional comments.

2Q12 N/A

4Q12 N/A

© Novogradac & Company LLP 2008 - All Rights Reserved.

PROPERTY PROFILE REPORT

The Arbors

Effective Rent Date	10/05/2012
Location	401 Washington Avenue Grinnell, IA 50112 Poweshiek County
Distance	20 miles
Units	42
Vacant Units	1
Vacancy Rate	2.4%
Type	Garden (3 stories)
Year Built/Renovated	1999 / N/A
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	Westfield Apatmetns
Tenant Characteristics	Mostly family and some couple from Grinnell
Contact Name	Debra
Phone	641.236.9233

Market Information

Program	LIHTC/Market
Annual Turnover Rate	25%
Units/Month Absorbed	N/A
HCV Tenants	38%
Leasing Pace	Pre-leased to 1 week
Annual Chg. in Rent	7.3% - 10.0% increase over the past year
Concession	N/A

Utilities

A/C	not included -- none
Cooking	not included -- electric
Water Heat	not included -- electric
Heat	not included -- electric
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
2	1	Garden (3 stories)	N/A	1,000	$501	$0	@40%	Yes	0	N/A	no	None
2	1	Garden (3 stories)	N/A	1,000	$550	$0	@50%	Yes	0	N/A	no	None
2	1	Garden (3 stories)	N/A	1,000	$585	$0	@60%	Yes	1	N/A	no	None
2	1	Garden (3 stories)	2	1,000	$585	$0	Market	Yes	0	0.0%	N/A	None
3	2	Garden (3 stories)	N/A	1,200	$650	$0	@50%	Yes	0	N/A	no	None
3	2	Garden (3 stories)	N/A	1,200	$685	$0	@60%	Yes	0	N/A	no	None
3	2	Garden (3 stories)	1	1,200	$685	$0	Market	Yes	0	0.0%	N/A	None

Unit Mix

@40%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
2BR / 1BA	$501	$0	$501	$0	$501

@50%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
2BR / 1BA	$550	$0	$550	$0	$550
3BR / 2BA	$650	$0	$650	$0	$650

@60%	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
2BR / 1BA	$585	$0	$585	$0	$585
3BR / 2BA	$685	$0	$685	$0	$685

Market	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
2BR / 1BA	$585	$0	$585	$0	$585
3BR / 2BA	$685	$0	$685	$0	$685

© Novogradac & Company LLP 2008 - All Rights Reserved.

The Arbors, continued

Amenities

In-Unit		Security	Services
Balcony/Patio	Blinds	Limited Access	None
Carpeting	Central A/C		
Coat Closet	Exterior Storage		
Garbage Disposal	Oven		
Refrigerator			

Property		Premium	Other
Garage	Central Laundry	None	None
Off-Street Parking	On-Site Management		

Comments

The contact reported that there is a short waiting list for all unit types. The one vacant unit has a pending application. Management noted that rents have not been increased in several years and implemented a rental increase beginning in 2012. The contact was unable to provide a unit mix; however, stated that of the 42 units 39 are LIHTC restricted.

© Novogradac & Company LLP 2008 - All Rights Reserved.

PROPERTY PROFILE REPORT

Crown Point Apartments

Effective Rent Date	**10/31/2012**
Location	215 Jewel Drive Ames, IA 50010 Story County
Distance	35 miles
Units	44
Vacant Units	0
Vacancy Rate	0.0%
Type	Garden (3 stories)
Year Built/Renovated	2000s / N/A
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	N/A
Tenant Characteristics	Limited college students. Mostly professionals and families.
Contact Name	Heather
Phone	515-232-7575

Market Information

Program	Market
Annual Turnover Rate	35%
Units/Month Absorbed	N/A
HCV Tenants	0%
Leasing Pace	1-3 weeks
Annual Chg. in Rent	N/A
Concession	None

Utilities

A/C	not included -- wall
Cooking	not included -- electric
Water Heat	not included -- gas
Heat	not included -- gas
Other Electric	not included
Water	not included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
1	1	Garden (3 stories)	12	647	$655	$0	Market	no	0	0.0%	N/A	None
2	2	Garden (3 stories)	16	766	$699	$0	Market	no	0	0.0%	N/A	None
3	2	Garden (3 stories)	8	1,228	$995	$0	Market	no	0	0.0%	N/A	None
3	2	Garden (3 stories)	8	1,441	$1,200	$0	Market	no	0	0.0%	N/A	None

Unit Mix

Market	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
1BR / 1BA	$655	$0	$655	$12	$667
2BR / 2BA	$699	$0	$699	$14	$713
3BR / 2BA	$995 - $1,200	$0	$995 - $1,200	$14	$1,009 - $1,214

© Novogradac & Company LLP 2008 - All Rights Reserved.

Crown Point Apartments, continued

Amenities

In-Unit		Security	Services
Balcony/Patio	Blinds	Limited Access	None
Cable/Satellite/Internet	Carpeting		
Coat Closet	Dishwasher		
Exterior Storage	Ceiling Fan		
Garbage Disposal	Oven		
Refrigerator	Wall A/C		
Washer/Dryer			

Property		Premium	Other
Exercise Facility	Off-Street Parking	None	None
On-Site Management	Wi-Fi		

Comments

Cable television and internet is included in the rental rate.

© Novogradac & Company LLP 2008 - All Rights Reserved.

Crown Point Apartments, continued

Trend Report

Vacancy Rates

1Q12	4Q12
0.0%	0.0%

Trend: Market

1BR / 1BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	0.0%	$655	$0	$655	$667
2012	4	0.0%	$655	$0	$655	$667

2BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	0.0%	$699	$0	$699	$713
2012	4	0.0%	$699	$0	$699	$713

3BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	0.0%	$995 - $1,200	$0	$995 - $1,200	$1,009 - $1,214
2012	4	0.0%	$995 - $1,200	$0	$995 - $1,200	$1,009 - $1,214

Trend: Comments

1Q12 Cable television and internet is included in the rental rate.

4Q12 N/A

© Novogradac & Company LLP 2008 - All Rights Reserved.

PROPERTY PROFILE REPORT

Linn Valley Apartments

ective Rent Date	**10/31/2012**
cation	303 S. Ist Street Marshalltown, IA 50158 Marshall County
tance	1.8 miles
its	48
cant Units	1
cancy Rate	2.1%
pe	Garden
ar Built/Renovated	1995 / N/A
rketing Began	N/A
asing Began	N/A
st Unit Leased	N/A
jor Competitors	None Identified
nant Characteristics	Mixed tenancy
ntact Name	Sue Clark
one	641-752-2333

larket Information

ogram	Market
nual Turnover Rate	13%
its/Month Absorbed	N/A
CV Tenants	N/A
asing Pace	Immediate
nual Chg. in Rent	N/A
ncession	None

Utilities

A/C	not included -- window
Cooking	included -- gas
Water Heat	included -- gas
Heat	included -- gas
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

nit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
1	1	Garden	24	800	$550	$0	Market	No	1	4.2%	N/A	None
2	1	Garden	24	1,100	$750	$0	Market	No	0	0.0%	N/A	None

nit Mix

arket	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
R / 1BA	$550	$0	$550	-$47	$503
R / 1BA	$750	$0	$750	-$59	$691

menities

Unit

nds
hwasher
en
ndow A/C
sher/Dryer hookup

Carpeting
Ceiling Fan
Refrigerator
Washer/Dryer

Security

None

Services

None

operty

age
-Street Parking

Central Laundry

Premium

None

Other

None

omments

e contact reported the property has been typically at 100 percent occupancy during the past year. Two bedroom units offer washer/dryer appliances while the one droom units only offer the hook ups.

© Novogradac & Company LLP 2008 - All Rights Reserved.

PROPERTY PROFILE REPORT

Southern Hills Apartments

Effective Rent Date	**10/31/2012**
Location	2510 South 6th Street Marshalltown, IA 50158 Marshall County
Distance	0.7 miles
Units	135
Vacant Units	1
Vacancy Rate	0.7%
Type	Various
Year Built/Renovated	1973 / 1990
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	Brookview
Tenant Characteristics	Singles, families, elderly
Contact Name	John
Phone	641-752-7533

Market Information

Program	Market
Annual Turnover Rate	44%
Units/Month Absorbed	n/a
HCV Tenants	N/A
Leasing Pace	2 weeks
Annual Chg. in Rent	1% increase for townhomes
Concession	None

Utilities

A/C	not included -- central
Cooking	not included -- electric
Water Heat	not included -- electric
Heat	not included -- gas
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
0	1	Garden (3 stories)	12	420	$450	$0	Market	no	0	0.0%	N/A	None
1	1	Garden (3 stories)	54	625	$505	$0	Market	no	0	0.0%	N/A	None
2	1	Garden (3 stories)	54	816	$605	$0	Market	no	1	1.9%	N/A	None
2	2	Townhouse (2 stories)	15	1,000	$910	$0	Market	no	0	0.0%	N/A	None

Unit Mix

Market	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
Studio / 1BA	$450	$0	$450	$0	$450
1BR / 1BA	$505	$0	$505	$0	$505
2BR / 1BA	$605	$0	$605	$0	$605
2BR / 2BA	$910	$0	$910	$0	$910

© Novogradac & Company LLP 2008 - All Rights Reserved.

Southern Hills Apartments, continued

Amenities

In-Unit		Security	Services
Balcony/Patio	Blinds	Intercom (Buzzer)	None
Cable/Satellite/Internet	Carpeting		
Central A/C	Coat Closet		
Dishwasher	Garbage Disposal		
Microwave	Oven		
Refrigerator			

Property		Premium	Other
Basketball Court	Garage	None	None
Central Laundry	Off-Street Parking		
On-Site Management	Swimming Pool		
Tennis Court			

Comments

Management had no additional comments.

© Novogradac & Company LLP 2008 - All Rights Reserved.

Southern Hills Apartments, continued

Trend Report

Vacancy Rates

1Q05	1Q12	2Q12	4Q12
6.7%	0.0%	0.0%	0.7%

Trend: Market

1BR / 1BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	5.6%	$470	$39	$431	$431
2012	1	0.0%	$505	$0	$505	$505
2012	2	0.0%	$505	$0	$505	$505
2012	4	0.0%	$505	$0	$505	$505

2BR / 1BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	9.3%	$540	$45	$495	$495
2012	1	0.0%	$605	$0	$605	$605
2012	2	0.0%	$605	$0	$605	$605
2012	4	1.9%	$605	$0	$605	$605

2BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	0.0%	$905	$0	$905	$905
2012	2	0.0%	$905	$0	$905	$905
2012	4	0.0%	$910	$0	$910	$910

Studio / 1BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2005	1	0.0%	$400	$0	$400	$400
2012	1	0.0%	$450	$0	$450	$450
2012	2	0.0%	$450	$0	$450	$450
2012	4	0.0%	$450	$0	$450	$450

Trend: Comments

1Q05 Southern Hills is a market rate property offering studio, one-, and two-bedroom units. The property in average condition. Southern Hills is located near single-family homes, and can be easily accessed through the local roads. The property manager explained that there are currently eight vacancies, and they are offering a concession on vacant units of one month's free rent upon the signing of a twelve month lease.

1Q12 Management had no additional comments.

2Q12 N/A

4Q12 N/A

© Novogradac & Company LLP 2008 - All Rights Reserved.

PROPERTY PROFILE REPORT

Wessex Apartments

Effective Rent Date	11/01/2012
Location	2803 Wessex Drive Ames, IA 50010 Story County
Distance	37 miles
Units	294
Vacant Units	0
Vacancy Rate	0.0%
Type	Various (3 stories)
Year Built/Renovated	1998-2001 / N/A
Marketing Began	N/A
Leasing Began	N/A
Last Unit Leased	N/A
Major Competitors	Did not disclose
Tenant Characteristics	Typically graduate students and professionals
Contact Name	Sherry
Phone	515-292-0376

Market Information

Program	Market
Annual Turnover Rate	30%
Units/Month Absorbed	N/A
HCV Tenants	0%
Leasing Pace	5 business days
Annual Chg. in Rent	Increase between 5 and 19 percent
Concession	None

Utilities

A/C	not included -- central
Cooking	not included -- electric
Water Heat	included -- gas
Heat	included -- gas
Other Electric	not included
Water	included
Sewer	included
Trash Collection	included

Unit Mix (face rent)

Beds	Baths	Type	Units	Size (SF)	Rent	Concession (monthly)	Restriction	Waiting List	Vacant	Vacancy Rate	Max Rent?	Range
1	1	Garden	N/A	585	$750	$0	Market	No	0	N/A	N/A	None
1	1	Garden	N/A	733	$800	$0	Market	No	0	N/A	N/A	None
2	1	Garden	N/A	835	$945	$0	Market	No	0	N/A	N/A	None
2	2	Garden	N/A	1,027	$1,095	$0	Market	No	0	N/A	N/A	None
2	2	Garden	N/A	909	$1,010	$0	Market	No	0	N/A	N/A	None
2	2	Garden	N/A	1,412	$1,485	$0	Market	No	0	N/A	N/A	None
2	2	Townhouse	N/A	1,210	$1,130	$0	Market	No	0	N/A	N/A	None
3	2	Garden	N/A	1,500	$1,700	$0	Market	No	0	N/A	N/A	None

Unit Mix

Market	Face Rent	Conc.	Concd. Rent	Util.	Adj. Rent
1BR / 1BA	$750 - $800	$0	$750 - $800	-$44	$706 - $756
2BR / 1BA	$945	$0	$945	-$55	$890
2BR / 2BA	$1,010 - $1,485	$0	$1,010 - $1,485	-$55	$955 - $1,430
3BR / 2BA	$1,700	$0	$1,700	-$64	$1,636

© Novogradac & Company LLP 2008 - All Rights Reserved.

Wessex Apartments, continued

Amenities

In-Unit		Security	Services
Balcony/Patio	Blinds	Perimeter Fencing	None
Cable/Satellite/Internet	Carpeting		
Central A/C	Coat Closet		
Dishwasher	Exterior Storage		
Ceiling Fan	Garbage Disposal		
Microwave	Oven		
Refrigerator	Vaulted Ceilings		
Walk-In Closet	Washer/Dryer		

Property		Premium	Other
Basketball Court	Business Center/Computer Lab	None	None
Clubhouse/Meeting	Courtyard		
Exercise Facility	Garage		
Jacuzzi	Off-Street Parking		
On-Site Management	Recreation Areas		
Swimming Pool	Tennis Court		

Comments

The contact reported that the rental rates have increased significantly since since there is a limited supply of non-student multifamily developments in the area. The property manager does not keep a waiting list.

© Novogradac & Company LLP 2008 - All Rights Reserved.

Wessex Apartments, continued

Trend Report

Vacancy Rates

1Q12	3Q12	4Q12
0.0%	0.0%	0.0%

Trend: Market

1BR / 1BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	N/A	$610 - $760	$0	$610 - $760	$566 - $716
2012	3	N/A	$610 - $760	$0	$610 - $760	$566 - $716
2012	4	N/A	$750 - $800	$0	$750 - $800	$706 - $756

2BR / 1BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	N/A	$880	$0	$880	$825
2012	3	N/A	$880	$0	$880	$825
2012	4	N/A	$945	$0	$945	$890

2BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	N/A	$920 - $1,350	$0	$920 - $1,350	$865 - $1,295
2012	3	N/A	$920 - $1,350	$0	$920 - $1,350	$865 - $1,295
2012	4	N/A	$1,010 - $1,485	$0	$1,010 - $1,485	$955 - $1,430

3BR / 2BA

Year	QT	Vac.	Face Rent	Conc.	Concd. Rent	Adj. Rent
2012	1	N/A	$1,550	$0	$1,550	$1,486
2012	3	N/A	$1,550	$0	$1,550	$1,486
2012	4	N/A	$1,700	$0	$1,700	$1,636

Trend: Comments

1Q12 There is a short waiting list for all units.

3Q12 There are a total of five households on the waiting list. The contact reported the rental market has been strong during the past year.

4Q12 The contact reported that the rental rates have increased significantly since since there is a limited supply of non-student multifamily developments in the area. The property manager does not keep a waiting list.

© Novogradac & Company LLP 2008 - All Rights Reserved.